SERIES A PREFERRED STOCK PURCHASE AGREEMENT

SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

PIEDMONT MINING COMPANY, INC.

A North Carolina Corporation

March 4, 2011

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR REGISTERED WITH OR APPROVED BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON RESALE AND TRANSFERABILITY AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO UNITED STATES PERSONS (OTHER THAN DISTRIBUTORS), AS DEFINED IN THE SECURITIES ACT AND THE RULES PROMULGATED THEREUNDER, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (the “Agreement”), dated as of March 4,  2011, is made and entered into by and between Piedmont Mining Company, Inc., a North Carolina corporation (”Piedmont”), and Financial Resolutions of America Corporation, a California corporation (the “Purchaser”).

WHEREAS, the Company wishes to sell 200,000 shares of its Series A Preferred Stock, upon the terms and subject to the conditions contained herein; and

WHEREAS, the Purchaser wishes to purchase 200,000 shares of the Company's Series A Preferred Stock at a purchase price of $479,290 payable pursuant to the terms of a promissory note and the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED STOCK

1.1.           Purchase and Sale of Series A Preferred Stock.  Upon the following terms and conditions, Piedmont shall issue and sell to the Purchaser and the Purchaser shall purchase from Piedmont, Two Hundred Thousand (200,000) shares of Piedmont Series A Preferred Stock (the “Series A Preferred Shares”)  The aggregate purchase price for the Preferred Shares shall be Four Hundred Seventy Nine Thousand Two Hundred Ninety Dollars ($479,290) (the “Purchase Price”) and paid pursuant to the terms of a promissory  note, in substantially the form attached hereto as Exhibit A (the “Promissory Note”).  The designation, rights, preferences and other terms and provisions of the Series A Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit B (the “Certificate of Designation”).  Piedmont and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) and the safe harbor under Rule 506 of Regulation D (“Regulation D”) as promulgated by the United State Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

1.2.           Closing and Delivery.  The purchase and sale of the Series A Preferred Shares shall take place at the offices of the Purchaser (i) on the date on which the last fulfilled or waived conditions set forth in Section 6 hereof and applicable to such closing has been fulfilled or waived or (ii) at such other time and place as determined by Piedmont and Purchaser (which time and place are designated as the “Closing”).  At or prior to the Closing, Purchaser shall deliver to Piedmont a fully executed version of the Promissory Note in the amount of the Purchase Price and Piedmont shall deliver to the Purchaser a certificate representing the Series A Preferred Shares.

2.           REDEMPTION RIGHTS

2.1               Redemption Event.   The Series A Preferred Shares shall not be redeemable at any time prior to March 31, 2011, which date may be extended by up to an additional thirty (30) days by written consent of both parties. Thereafter, in the event that, (i) Piedmont has not raised, or  executed subscriptions and amounts held in escrow to raise, a minimum of $2,000,000 in connection with the sale of its Series B Preferred Stock (the “Private Placement”), or (ii) at any time following May 30, 2011 (each, a “Redemption Event”), upon written notice to Purchaser, Piedmont shall have the option, but not the obligation, to redeem all of the Series A Preferred Shares in exchange for Piedmont’s cancellation of the Promissory Note and all indebtedness and other obligations owed by Purchaser to Piedmont thereunder.

2.2               Notice of Election to Redeem Series A Preferred Shares.  Piedmont shall have up to sixty (60) days after a Redemption Event to provide a “Notice of Election to Redeem Series A Preferred Shares” to Purchaser and to notify Purchaser of Piedmont’s election to redeem the Series A Preferred Shares pursuant to this Section 2.  The redemption of the Series A Preferred Shares shall be effective upon delivery of the Notice of Election to Redeem to Purchaser and Piedmont’s cancellation of the Promissory Note.  Thereafter, Purchaser shall return all certificates or other evidence of the Series A Preferred Shares and, in any event, such shares shall be cancelled in the books and records of Piedmont.

3.           PUT RIGHTS

3.1           Put Event.  The Series A Preferred Shares shall not be subject to any put rights at any time prior to March 31, 2011, which date may be extended by up to an additional thirty (30) days by written consent of both parties.  Thereafter, in the event the Corporation fails to raise, or have executed subscriptions and amounts held in escrow to raise, a minimum of $10,000,000 in connection with the Private Placement (the “Put Event”), upon written notice to Piedmont, Purchaser shall have the right, but not the obligation, to sell or otherwise return all of the Series A Preferred Shares in exchange for Piedmont’s cancellation of the Promissory Note and all indebtedness and other obligations owed by Purchaser to Piedmont thereunder.

3.2           Notice of Election to Put Series A Preferred Shares.  The Purchaser shall have up to sixty (60) days after the Put Event to provide a “Notice of Election to Put Series A Preferred Shares” to Piedmont and to notify Piedmont of Purchaser’s election to put the Series A Preferred Shares pursuant to this Section 3.  The sale and return of the Series A Preferred Shares shall be effective upon delivery of the Notice of Election to Put Series A Preferred Shares and shall automatically, without further action by either party, result in the cancellation of the Promissory Note and all of Purchaser’s obligations thereunder.  Thereafter, Purchaser shall return all certificates or other evidence of the Series A Preferred Shares and, in any event, such shares shall be cancelled in the books and records of Piedmont.

4.	REPRESENTATIONS AND WARRANTIES OF PIEDMONT

Piedmont hereby represents and warrants to the Purchaser that:

4.1.           Authorization.  All corporate action on the part of Piedmont necessary for the authorization, execution and delivery of this Agreement and the performance of the obligations of Piedmont hereunder and at the Closing has been taken.  The Series A Preferred Shares, when issued sold and delivered for the consideration expressed and in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

4.2.           Due Organization: Good Standing and Corporate Power.  Piedmont is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

4.3.           No Conflict; No Consents or Approvals Required.  Piedmont is not in violation or default of any provision of its Articles of Incorporation or Bylaws or in violation or default under any judgment, order, writ or decree to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation of any country which violation or default, or violations and defaults in the aggregate, would have a material adverse effect.

Neither the execution and delivery of this Agreement by Piedmont, nor the consummation by Piedmont of the transactions contemplated herein, will:

(a)           conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company; or

(b)           conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Piedmont or by which it or any of its properties or assets are bound or affected.

4.4.           Disclosure.  Piedmont has provided the Purchaser with all the information reasonably available to it that the Purchaser has requested for determining whether to purchase the Series A Preferred Shares.  To the best of Piedmont’s knowledge, neither this Agreement nor any other written statements or certificates made or delivered by Piedmont to the Purchaser in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading.  Among other things, Piedmont has made available to Purchaser, via the SEC Edgar System, SEC forms, reports, notices, schedules, statements and other instruments filed by Piedmont under the Securities Exchange Act of 1934 (the “34 Act Reports”).

4.5.           Offering.  Assuming the accuracy of the representations of the Purchaser set forth in Section 5 hereof, the offer, sale and issuance of the Series A Preferred Shares to the Purchaser as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

4.6.           Binding Effect.  This Agreement constitutes a valid and binding agreement of Piedmont, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors’ rights generally.

4.7.           Compliance With Law.  The business of Piedmont has been, and is presently being, conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances to the extent that the failure to do so would, individually or in the aggregate, cause a material adverse effect.

5.           REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to Piedmont that:

5.1.           Authorization.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  This Agreement constitutes a valid and legally binding obligation of the Purchaser.  All action on the part of the Purchaser, and its officers, directors and stockholders, necessary for the purchase of the Series A Preferred Shares pursuant hereto and the performance of the Purchaser’s obligations hereunder has been taken.

5.2.           Due Organization: Good Standing and Corporate Power.  Purchaser represents and warrants to Piedmont that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California; that it was not organized for the specific purpose of purchasing the Series A Preferred Shares to be purchased by it hereunder; that it has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; all corporate actions or proceedings on the part of such Purchaser as are necessary to authorize this Agreement or the transactions contemplated hereby and that the transactions contemplated hereby have been taken.  Purchaser represents and warrants to Piedmont that this Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by equity, bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors.

5.3.           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon its representation to Piedmont which, by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series A Preferred Shares to be purchased by the Purchaser are being acquired for investment purposes only, for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable federal and state securities laws.  By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series A Preferred Shares.

5.4.           Reliance Upon Purchaser’s Representations.  The Purchaser understands that the Shares have not been registered under the Securities Act on the grounds that the transactions contemplated by this Agreement and the issuance of the securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and Rule 506 of Regulation D promulgated thereunder, and that Piedmont's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

5.5.           Receipt of Information.  The Purchaser believes it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Shares including, but not limited to, the ’34 Act Reports and all other information Purchaser considers necessary or appropriate for deciding whether to purchase the Series A Preferred Shares.  The Purchaser further represents that it has had the opportunity to ask questions and receive answers from Piedmont regarding the terms and conditions of the offering of the Series A Preferred Shares and to obtain additional information (to the extent Piedmont possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

5.6.           Acknowledgment of Certain Risks.  The Purchaser represents, acknowledges, and agrees that investing in the Series A Preferred Shares involves a high degree of risk including, but not limited to, the risks set forth in the ’34 Act Reports.

5.7.           Investment Experience.  The Purchaser represents that it is experienced in evaluating and investing in securities and acknowledges that it is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Shares.  The Purchaser further represents that it has not been organized solely for the purpose of acquiring the Series A Preferred Shares.

5.8.           Restricted Securities.  The Purchaser acknowledges and is aware that the Series A Preferred Shares issued hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series A Preferred Shares, or an available exemption from registration under the Securities Act, the Series A Preferred Shares must be held indefinitely.  In particular, the Purchaser is aware that the Series A Preferred Shares may not be resold pursuant to Rule 144, as promulgated by the Commission under the Securities Act, unless all of the conditions of that rule are met.

5.9.           Legends.  To the extent applicable, each certificate or other document evidencing the Series A Preferred Shares shall be endorsed with a legend disclosing that the securities have not been registered under the Securities Act or any state law, and may not be sold, transferred, assigned, pledged or hypothecated absent registration under the Securities Act and applicable State securities laws or an exemption therefrom.

6.           CONDITIONS

6.1           Conditions Precedent to the Obligation of Piedmont to Sell the Series A Preferred Shares.  The obligation hereunder of Piedmont to issue and sell the Series A Preferred Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for Piedmont’s sole benefit and may be waived by Piedmont at any time in its sole discretion.

(a)           Accuracy of Each Purchaser’s Representations and Warranties.  The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchaser.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)           Delivery of Purchase Price.  The Purchaser shall have delivered to Piedmont, at or prior to the Closing, the aggregate purchase price in the form of a fully executed Promissory Note.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.2           Conditions Precedent to the Obligation of the Purchaser to Purchase the Series A Preferred Shares.  The obligation hereunder of the Purchaser to acquire and pay for the Series A Preferred Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)           Accuracy of Piedmont’s Representations and Warranties.  Each of the representations and warranties of Piedmont shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

(b)           Performance by Piedmont.  Piedmont shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Certificate of Designation of Rights and Preferences.  Prior to the Closing, the Certificate of Designation shall have been filed with the Secretary of State of North Carolina.

(e)           Certificates.  Piedmont shall have executed and delivered to the counsel of the Purchaser the certificates (in such denominations as the Purchaser shall request) for the Series A Preferred Shares being acquired by the Purchaser at the Closing.

7.           MISCELLANEOUS

7.1.           Entire Agreement.  This Agreement, including exhibits, constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

7.2.           Survival of Warranties.  The warranties, representations, and covenants of Piedmont and the Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement.

7.3.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4.           Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles.

7.5           Fees and Expenses.  Each party to this Agreement shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.6.           Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.7.           Notices.   All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

If to Piedmont:        Piedmont Mining Company, Inc.
18124 Wedge Parkway, #214
Reno, NV 89511
Fax: (212) 734-9843

If to Purchaser:       Financial Resolutions of America Corporation
1228 South Main Street
Lakeport, CA 95453
Fax: (707) 263-6716

or to such other addresses as a party may designate by five (5) days prior written notice to the other party.

7.8.           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

7.9.           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be construed in construing or interpreting this Agreement.

7.10.           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the express written consent of the parties.  Any amendment or waiver effected in accordance with this section shall be binding upon the Purchaser, its successors or assigns, and each future holder of such securities and Piedmont.

7.11           Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or Piedmont, each of Piedmont and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PIEDMONT:                                                         Piedmont Mining Company, Inc.,
a North Carolina corporation

By:  /s/ Robert M. Shields
Robert M. Shields, Jr.
President and Chief Executive Officer

PURCHASER:                                                       Financial Resolutions of America Corporation,
a California corporation

By:  /s/ Michael J. Leseney
        Michael J. Leseney
        President

Exhibit A to Series A Preferred Stock Purchase Agreement

FINANCIAL RESOLUTIONS OF AMERICA CORPORATION

PROMISSORY NOTE

$479,290.00                                                                                                              Effective Date: March  4, 2011

For the value received, the undersigned, Financial Resolutions of America Corporation, a California corporation with a principal address of 1228 South Main Street, Lakeport, CA 95943 (the “Maker”), promises to pay to Piedmont Mining Company, Inc., a North Carolina corporation (the “Holder”), with a principal address of 18124 Wedge Parkway, #214, Reno, NV 89511 or at such other place as the holder hereof may designate, the principal sum of Four Hundred Seventy Nine Thousand Two Hundred Ninety Dollars ($479,290), with interest from the date hereof on unpaid principal at the rate of two percent (2%), simple interest per annum, based upon a 365 day year, (the “Interest Rate”).

1.           The Note.

The principal balance of this promissory note (the “Note”), which is outstanding and unpaid from time to time, is referred to as the “Principal Amount.”  This Note is being issued in connection with that certain Reorganization and Share Exchange Agreement (“Exchange Agreement”) by and among the Maker, Holder and certain shareholders of the Maker, and that certain Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and between the Maker and Holder, both with an effective date as of the date first written above.  All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Repayment.

The Principal Amount, together with the balance of unpaid and accrued interest and other amounts payable hereunder shall be due on the earlier of the following (“Due Date”): (i) May 30, 2011 or (ii) the date upon or after the occurrence of a Payment Event (as defined below).  If a Due Date falls on a Saturday, Sunday or a holiday, then such payment shall be the next business day following such Due Date.  Maker hereunder shall pay all amounts of principal and interest payable in immediately available funds by cash, check or wire transfer.  All payments shall be credited first to accrued but unpaid interest due under the Note, and second, to the reduction of the outstanding Principal Amount.

3.           Prepayments.

Maker may prepay this Note in whole or in part at any time without penalty by paying cash or other immediately available funds. Partial prepayments shall be credited (a) first toward accrued but unpaid interest due under this Note and (b) second toward the reduction of the outstanding Principal Amount.

4.           Payment Event.

If one or more of the following events (each, a “Payment Event”) shall have occurred:

(a)	A closing of the Private Placement has occurred and resulted in proceeds of $10,000,000 or greater; or

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(b)
A closing of the Private Placement has occurred and resulted in proceeds of $2,000,000 or greater and Maker has provided written notice to Holder of its intention to proceed with the transactions contemplated by the Exchange Agreement.

Upon the occurrence of a Payment Event, the entire outstanding principal and unpaid interest of this Note will be due and payable immediately.  It being the intention of the parties that a portion of the funds raised in the Private Placement be used to satisfy the obligations of Maker pursuant to this Note, the parties agree to cooperate and work together to ensure that that the funds received in connection with the Private Placement and paid in connection with this Note may be used solely for the payment or other satisfaction of the obligations and amounts owing by Holder to the individuals and entities set forth on Schedule 2 to the Exchange Agreement.

5.           Other Provisions Relating to Interest and Charges.

Notwithstanding any other provision contained in this Note or in any agreement, document or instrument related to the transaction which this Note is a part:  (a) the rates of interest and charges and the payments provided for herein and therein shall in no event exceed the rates and charges and the payments which would result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, the holder hereof ever receives as interest (or as a charge in the nature of interest) in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder.  Any such amount shall not be applied toward payment of interest (or toward payment of a charge in the nature of interest).

6.           Governing Law.

This Note is delivered in the State of California and shall be governed by and construed in accordance with the laws of the State of California without reference to its choice of law rules.

7.           Severability.

If for any reason one or more of the provisions of this Note or their application to any person or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

8.           Successors and Assigns; Transferability.

This Note inures to the benefit of Holder and binds Maker and its respective successors and assigns.  This Note shall not be transferable or assignable, by operation of law or otherwise, by Maker or Holder without the express written consent of the other.  Any transfer in violation of this provision shall be void ab initio.

9.           Notice and Acknowledgment of Representative.

All notices and other communications required or permitted hereunder shall be in writing and shall be delivered to the address listed above.

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IN WITNESS WHEREOF, the undersigned has executed this Note on the date first written above.

MAKER

Financial Resolutions of America Corporation

By:  ______________________
        Michael J. Leseney, President

Agreed to and Acknowledged:

HOLDER

Piedmont Mining Company, Inc.

By:  _______________________
        Robert M. Shields, Jr.,
President and Chief Executive Officer

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Exhibit B to Series A Preferred Stock Purchase Agreement

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

OF SERIES C PREFERRED STOCK OF

PIEDMONT MINING COMPANY, INC.

Pursuant to Section 55-6-02 of the Business Corporation Act of the State of North Carolina, the undersigned Chief Executive Officer of Piedmont Mining Company, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of North Carolina, DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of the resolution creating a series of the class of the Corporation's authorized Preferred Stock designated as Series C Preferred Stock as follows:

FIRST: The Articles of Incorporation, as amended, of the Corporation authorizes the issuance of 200,000,000 shares of common stock. no par value per share, and 50,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”) and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

SECOND: By approval of the Board of Directors of the Corporation at a meeting on March 1, 2011,  the Board of Directors designated 1,000,000 shares of the Preferred Stock as Series C Preferred Stock.  The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series C Preferred Stock shall be as hereinafter described.

THIRD: Article IV of the Articles of Incorporation of this Corporation is amended to include the following:

Series C Preferred Stock

The Corporation shall designate a series of preferred stock, consisting of 1,000,000 shares, as Series C Preferred Stock which shall have the following designations, rights and preferences (“Series C Preferred”):

1.
Dividends. The holders of Series C Preferred shall have no rights to receive dividend distributions or to participate in any dividends declared by the Corporation to or for the benefit of the holders of its Common Stock.

2.	Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

“Business Day” means a day in which a majority of the banks in the State of New York in the United States of America are open for business.

“Certificate of Amendment” means a Certificate of Amendment to the Corporation’s Articles of Incorporation filed with the Secretary of State of North Carolina, to, among other things, effect a Reverse Split of its outstanding shares of Common Stock.

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“Common Stock” means the Corporation’s, no par value, common stock.

“Effective Date” shall mean the later to occur of (a) the date the Certificate of Amendment becomes effective with the Secretary of State of North Carolina; and (b) the date the Reverse Split is effected with the Transfer Agent.

“Holder(s)” shall mean the person or entity in which the Series C Preferred is registered on the books of the Corporation.

“Restricted Shares” means shares of the Corporation’s Common Stock which are restricted from being transferred by the holder thereof unless the transfer is effected in compliance with the Securities Act of 1933, as amended, and applicable state securities laws, which shares shall bear the following restrictive legend (or one substantially similar):

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act.  The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) that registration is not required under any such acts."

“Reverse Split” means a reverse stock split of the Corporation’s outstanding shares of Common Stock which has been approved by a majority of the Corporation’s voting shares (which includes the voting rights of the Series C Preferred) subsequent to a filed Schedule 14A or Schedule 14C Information Statement.

3.
Liquidation Preference. The Holders of the Series C Preferred Stock shall be entitled to a liquidation preference in an amount of $1.00 per share prior to the holders of Common Stock in the event of liquidation.

4.	Conversion Rights. The Series C Preferred shall have the following conversion rights (the “Conversion Rights”):

a.
Automatic Conversion.  Upon the Effective Date of the Reverse Split (the “Automatic Conversion Date”), each share of Series C Preferred Stock will automatically convert into shares of the Corporation’s post-Reverse Split Common Stock (the “Automatic Conversion”), at the rate of Nine (9) post-Reverse Split share of the Company’s Common Stock for each One  (1) share of Series C Preferred held by each Holder of Series C Preferred (the “Conversion Rate”), without any required action by the Holder thereof.  As soon as practicable after the Automatic Conversion, each stock certificate (if any) evidencing ownership of the Series C Preferred shares (the “Series C Preferred Stock Certificate(s)”), shall be surrendered to the Corporation for exchange by the Holders thereof.  Upon receipt of the Series C Preferred Stock Certificates, duly endorsed, or certifications confirming the ownership of such Series C Preferred Stock, the Corporation (itself, or through its transfer agent) shall promptly issue to the exchanging Holder that number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock being converted, under the Conversion Rate (the “Conversion Shares”).  All Common Stock issued to the exchanging Holder will be issued as Restricted Shares.

In the event that the Series C Preferred Stock Certificates are not surrendered to the Corporation within Five (5) Business Days of the Automatic Conversion Date, each Series C Preferred Stock Certificate shall automatically, and without any required action by the Holders thereof be cancelled and terminated and the Conversion Shares shall be issued to the prior Holders of the Series C Preferred Stock Certificates pursuant to and in connection with the Conversion Rate and mailed to such Holders at their address of record as provided by such Holders to the Corporation.  All Common Stock issued to the exchanging Holder will be issued as Restricted shares.

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b.
Taxes. The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series C Preferred so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

c.
No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series C Preferred against impairment. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its shareholders and the Board of Directors.

d.
Fractional Shares. If any conversion of Series C Preferred would result in the issuance of a fractional share of Common Stock (aggregating an individual Holder’s  shares of Preferred Stock being converted pursuant to the Automatic Conversion), such fractional share shall be rounded to one whole share of Common Stock.

5.
Voting. The shares of Series C Preferred shall have the same voting rights as those accruing to the Common Stock and shall vote that number of voting shares as are issuable upon conversion of such Series C Preferred that any Holder holds as of the record date of any such vote based on the Conversion Ratio. The voting rights of the Series C Preferred shall be applicable regardless of whether the Corporation has a sufficient number of authorized but unissued shares of Common Stock then available to affect an Automatic Conversion. Each Holder of the Series C Preferred shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the by-laws of the Corporation.  Unless otherwise required by law, the Series C Preferred shall vote with the Common Stock together as a class with respect to any question upon which holders of Common Stock have the right to vote.

6.	Dividends. The Holders of the Series C Preferred shall not be entitled to receive dividends paid on the Common Stock and the Series C Preferred shall not accrue any dividends.

7.	Redemption Rights. The shares of Series C Preferred shall not have or be subject to any redemption rights.

8.
Protective Provisions. Subject to the rights of series of Series C Preferred which may from time to time come into existence, so long as any shares of Series C Preferred are outstanding, this Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred, voting together as a class:

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(a)	Increase or decrease (other than by conversion) the total number of authorized shares of Series C Preferred;

(b)
Effect an exchange, reclassification, or cancellation of all or a part of the Series C Preferred, including a reverse stock split (other than the Reverse Split), but excluding a stock split, so long as the Series C Preferred’s Conversion Rights are not diminished in connection therewith;

(c)
Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series C Preferred other than as provided herein or in any Share Exchange Agreement or related document entered into between the Corporation and the Holders of the Series C Preferred; or

(d)
Alter or change the rights, preferences or privileges of the shares of Series C Preferred so as to affect adversely the shares of such series, including the rights set forth in this Certificate of Designation.

9.
Preemptive Rights. Holders of Series C Preferred and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein or in any other document agreed to by the Corporation.

10.
Notices.  In addition to any other means of notice provided by law or in the Corporation's Bylaws, any notice required by the provisions of this Certificate of Designation to be given to the Holders of the Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder's address appearing on the books of the Company.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Chief Executive Officer as of this 3rd day of March 2011.

Piedmont Mining Company. Inc.

By:
Robert M. Shields, Jr.
Chief Executive Officer

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